EXHIBIT 10.77

INDEMNIFICATION AGREEMENT

This AGREEMENT (the “Agreement”), effective as __________________, between Centrus Energy Corp., a Delaware corporation (the "Company"), and _________________ (the "Indemnitee").

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is currently or is becoming a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment;

WHEREAS, the Certificate of Incorporation of the Company (the "Certificate") and the Bylaws of the Company (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent authorized or permitted by law and the Indemnitee has been serving and continues to serve, or is becoming and will serve, as a director or officer of the Company in part on reliance on such Certificate and Bylaws, including the indemnification provisions therein;

WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Company in an effective manner, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the aforesaid Certificate and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Certificate or Bylaws or any change in the composition of the Company's Board of Directors (the “Board of Directors”) or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of the Indemnitee for any losses and the advancement of any expenses to Indemnitee, in each case, to the fullest extent (whether partial or complete) authorized or permitted by law and as otherwise set forth in this Agreement, and, to the extent insurance is obtained or maintained, for the coverage or benefit of Indemnitee under the Company's directors' and officers' liability insurance policies;

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s service to the Company directly or, at its request, to another Enterprise (as defined below), and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Certain Definitions: As used in this Agreement, the following terms shall have the meanings set forth below:

(a)
Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Enterprise owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "benefi-cial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Enterprise, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

(b)
Claim: any threatened, pending or completed action, suit or proceeding (including any appeal thereof), or any inquiry or investigation which Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, in each case, whether instituted by, before, or on behalf of the Company, any governmental authority, or any other party or whether civil, criminal, administrative, investigative (formal or informal), or other.

(c)
Controlled Affiliate: any Enterprise, whether or not for profit, that is, directly or indirectly, controlled by the Company. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of an Enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.

(d)	Enterprise: any corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other entity or enterprise.

(e)
Expenses: any and all fees, costs, expenses, disbursements, and obligations, including any and all attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees and all other fees, costs, expenses, disbursements or obligations, paid or incurred in connection with prosecuting (if otherwise consistent with this Agreement), defending, preparing to prosecute (if otherwise consistent with this Agreement) or defend, investigating, being or preparing to be a witness in, or otherwise participating in or preparing to participate in (including on appeal) any Claim relating to any Indemnifiable Event or in connection with seeking indemnification or other rights under this Agreement.

(f)
Indemnifiable Event: any event, occurrence, action or inaction or any alleged event, occurrence, action or inaction (or failure or alleged failure to act) on Indemnitee’s part (i) while acting in his or her status as a director, officer, employee, agent or fiduciary of the Company, (ii) while serving at the request of the Company as a director, officer, employee, trustee, partner, member, manager, agent or fiduciary of another Enterprise, or (iii) by reason of anything done or not done by Indemnitee in any such capacity, in each case, whether prior to or after the date hereof. In addition to any service at the actual request of the Company, Indemnitee will be deemed, for purposes of this Agreement, to be serving or to have served at the request of the Company as a director, officer, employee, trustee, partner, member, manager, agent or fiduciary of another Enterprise if Indemnitee is or was serving as a director, officer, employee, partner, member, manager, agent or fiduciary of such Enterprise and (i) such Enterprise is or at the time of such service was a Controlled Affiliate, (ii) such Enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate, directly or indirectly, caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(g)
Independent Legal Counsel: an attorney or firm of attorneys, selected in good faith by the Company's Board of Directors by a majority vote of directors who neither are nor were parties to the particular Claim or any related Claim (including any Claim based on substantially the same Indemnifiable Event) for which Indemnitee is seeking indemnification, even if less than a quorum (or, if no such disinterested directors exist, selected by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld), or, in the event of a Change in Control, selected in accordance with the provisions of Section 4, who is not then and shall not have previously been retained by or otherwise be performing services or have performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements). Such Independent Legal Counsel shall not include any attorney or firm who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine the Indemnitee’s and the Company’s respective rights and obligations under this Agreement.

(h)
Losses: any and all (i) losses, liabilities, judgments, damages, amounts paid or payable in settlement, fines (including excise taxes and penalties assessed with respect to employee benefit plans), and penalties (in each case, whether civil, criminal or otherwise), (ii) interest, assessments, and federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt thereof or hereunder, and (iii) other charges paid or payable in connection with or in respect of any of the foregoing.

(i)
Other Indemnitors: (i) any employer of Indemnitee; (ii) any entity in which an Indemnitee is a partner, member or equity holder; (iii) any Enterprise for whom Indemnitee is serving as a director or manager of the Company at the request of such Enterprise; (iv) any other source of indemnification to or any person or Enterprise required to provide indemnification for the benefit of the Indemnitee, including any personal insurance provider of Indemnitee; (v) any affiliate of any person or Enterprise described in the foregoing clauses (i), (ii), (iii) or (iv); and (vi) any insurer of any person or Enterprise described in the foregoing clauses (i), (ii), (iii), (iv) or (v), in each such case, to the extent Indemnitee has rights to indemnification and/or insurance provided by such Enterprise, insurer or other person in connection with his or her service as a director of the Company; provided, however, that the Company shall not be, and is expressly excluded from, the definition of Other Indemnitors.

(j)
Reviewing Party: Pursuant to Section 2(b), (i) the Company's Board of Directors by a majority vote of directors who neither are nor were parties to the particular Claim or any related Claim (including any Claim based on substantially the same Indemnifiable Event) for which Indemnitee is seeking indemnification or (ii) if there are no such disinterested directors or in the event of a Change in Control, then the Independent Legal Counsel.

(k)	Voting Securities: any securities of the Company which vote generally in the election of directors.

2.    Basic Indemnification Arrangement.

(a)    In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law as soon as practicable, but in any event no later than ninety (90) days after written demand is presented to the Company, consistent with Section 8(c), against any and all Losses and Expenses (including any and all interest, assessments, and federal, state, local, or foreign taxes, including ERISA excise taxes and penalties, imposed as a result of the actual or deemed receipt in connection with or in respect of such Losses or Expenses) arising from, related to, or in connection with such Claim. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee (other than any Claim initiated to enforce Indemnitee’s rights pursuant to this Agreement, the Certificate or the Bylaws) unless the Board of Directors has authorized or consented to the initiation of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

(b)    Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in this Agreement is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company to the extent so determined pursuant to the terms of this Agreement, within two (2) business days of receiving written notice of such determination) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is permitted or should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determina-tion is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party within ninety (90) days of receipt by the Company of a written demand from Indemnitee or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right, in addition to any other rights pursuant hereto, to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor. Except with respect to litigation commenced in accordance with the preceding sentence or litigation or proceedings pursuant to Section 11, any determination by the Reviewing Party under this Section 2 shall be conclusive and binding on the Company and Indemnitee.

3.    Contribution by the Company.

(a)Whether or not the indemnification provided in Section 2 is available, in respect of any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim), the Company shall pay, in the first instance, the entire amount of any Expenses or Losses of such Claim without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)To the fullest extent permitted by law and without diminishing or impairing the obligations of the Company in the preceding Section 3(a), if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever (including due to an election by Indemnitee), the Company, in lieu of indemnifying Indemnitee, will contribute to the amount of Expenses and Losses actually and reasonably incurred or paid by Indemnitee in connection with any Claim in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and all directors, officers, employees, trustees, partners, members, managers, agents or fiduciaries of the Company or a Controlled Affiliate, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Claim arose, and/or (ii) the relative fault of the Company and all directors, officers, employees, trustees, partners, members, managers, agents or fiduciaries of the Company or a Controlled Affiliate, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Losses. The relative fault of the Company and all directors, officers, employees, trustees, partners, members, managers, agents or fiduciaries of the Company or a Controlled Affiliate, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct was active or passive.

(c)To the fullest extent permitted by law, the Company will fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other directors, officers, employees, trustees, partners, members, managers, agents or fiduciaries of the Company or a Controlled Affiliate who may be jointly liable with Indemnitee for any Loss or Expense arising from a Claim.

4.    Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement, the Certificate or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all reasonable fees and expenses (including attorneys’ fees), and any and all claims, liabilities and damages arising out of or relating to this Agreement or the Company’s engagement of the Independent Legal Counsel pursuant hereto.

5.    Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all reasonable fees and expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such reasonable fees and expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, the Certificate or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by or for the benefit of the Company or any director or officer of the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

6.    Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Losses or Expenses arising from, related to, or in connection with a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

7.    Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified or to the advancement of expenses hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled to indemnification or advancement of expenses.

8.    No Presumptions.

(a)    For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commence-ment of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

(b)    In making a determination with respect to entitlement to indemnification hereunder, the

Company shall have the burden of proving Indemnitee is not entitled to indemnification.

(c)    If the Reviewing Party empowered or selected to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to such indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements in connection with the request for indemnification not materially misleading, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such sixty (60) day period may be extended upon written notice for a reasonable time, not to exceed an additional thirty (30) days if the Reviewing Party making such determination with respect to entitlement to indemnification in good faith requires additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(d)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or other Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company or other Enterprise in the ordinary course of their duties, or on the advice of legal counsel for the Company or other Enterprise, their respective Boards of Directors, any committees of such Boards of Directors or any director thereof, or on information or records given or reports made to the Company or other Enterprise, their respective Boards of Directors, any committees of such Boards of Directors or any director thereof, by an independent certified public accountant or by an appraiser or other expert selected by the Company or other Enterprise, their respective Boards of Directors, any committees of such Boards of Directors or any director thereof. For purposes of this Section 8(d), the term ”other Enterprise” refers to any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee, partner, member, manager, agent or fiduciary. The provisions of this Section 8 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct as set forth in this Agreement.

(e)    The knowledge and/or actions, or failure to act, of any other director, officer, employee, trustee, partner, member, manager, agent or fiduciary of the Company or other Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

9.    Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate and Bylaws, the Delaware General Corporation Law, or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Certificate and Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10.    Liability Insurance.

(a)     The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as a director, officer or agent of the Company, and for a period of six (6) years thereafter, the Company shall obtain and maintain in full force and effect directors’ and officers’ liability insurance insuring Indemnitee as a director, officer or agent of the Company, from established and reputable insurers, and having coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company, but in any event, in an amount that provides adequate liability coverage for the Indemnitee's acts as a director, officer or agent of the Company. In the event of a Change in Control or the Company’s becoming insolvent, including being placed into receivership or entering the federal bankruptcy process and the like, the Company shall maintain in force or acquire or cause to be acquired coverage either in the form of an extended reporting period to the then existing directors’ and officers’ liability insurance coverage or new coverage substantially similar in scope and amount to any and all insurance policies then maintained immediately prior to such Change in Control or insolvency by the Company in providing insurance-directors’ and officers’ liability, fiduciary, employment practices or otherwise-in respect of Indemnitee, for so long as the Indemnitee shall continue to serve as a director, officer or agent of the Company, and for a period of six (6) years thereafter. Notwithstanding the foregoing, the Company shall not be obligated to make annual premium payments for directors' and officers' liability insurance to the extent that such premiums exceed three hundred percent (300%) of the annual premiums paid as of the date hereof by the Company for such insurance (such three hundred percent (300%) amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Company shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium; provided, that subject to the Maximum Premium, in all events the coverage terms and policy limits shall be at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company.

(b)    The Company shall promptly notify the Indemnitee of any lapse, amendment or failure to renew said policy or policies or any provision thereof relating to the extent or nature of coverage provided thereunder.

(c)    The Company, upon written request from the Indemnitee, shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same.

11.    Remedies of Indemnitee.

(a)    In the event that (i) a determination is made pursuant to Section 2 or otherwise pursuant to this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) an Expense Advance is not timely made pursuant to Section 2 or otherwise pursuant to this Agreement, (iii) no determination of entitlement to indemnification is made within the applicable time periods specified in Section 2 or otherwise pursuant to this Agreement, or (iv) payment of indemnified amounts is not made within the applicable time periods specified in Section 2 or otherwise pursuant to this Agreement, Indemnitee will be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or payment of an Expense Advance. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The provisions of Delaware law (without regard to its conflict of laws rules) will apply to any such arbitration. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)    In the event that a determination is made pursuant to Section 2 or otherwise pursuant to this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 will be conducted in all respects as a de novo trial or arbitration, as applicable, on the merits and Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, Indemnitee will be presumed to be entitled to indemnification under this Agreement, the Company will have the burden of proving Indemnitee is not entitled to indemnification and the Company may not refer to or introduce evidence of any determination pursuant to Section 2 or any determination otherwise pursuant to this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 11, Indemnitee will not be required to reimburse the Company for any Expense Advance made pursuant to Section 2 or otherwise pursuant to this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)    If a determination is made that Indemnitee is entitled to indemnification pursuant to Section 2 or otherwise pursuant to this Agreement, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements in connection with the request for indemnification not materially misleading, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law.

(d)    In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication or arbitration of his or her rights under, or to recover Losses for breach of, this Agreement, any other agreement for indemnification, the indemnification or advancement of expenses provisions in the Certificate or Bylaws, payment of Expenses in advance or contribution hereunder or to recover under any director and officer liability insurance policies maintained by the Company, the Company will, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all Expenses which are paid or incurred by Indemnitee in connection with such judicial adjudication or arbitration, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment of Expenses in advance or contribution or insurance recovery. In addition, if requested by Indemnitee, the Company will (within five (5) business days after receipt by the Company of the written request therefor), pay as an Expense Advance such Expenses, to the fullest extent permitted by law.

(e)    The Company will be precluded from asserting in any judicial or arbitration proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such judicial or arbitration proceeding that the Company is bound by all the provisions of this Agreement.

12.    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

13.    Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. Any party hereto may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, and (b) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment from the Company or any Controlled Affiliate (whether under any insurance policy, the Certificate, the Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder, in each case subject to the terms of this Section 15. The Company’s obligation to indemnify or advance Losses and Expenses hereunder to Indemnitee in respect of Claims relating to Indemnitee’s service at the request of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of any other Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise, except as provided in this Section 15. The Company hereby agrees (a) that it is the indemnitor of first resort under this Agreement (i.e., its obligations to Indemnitee under this Agreement are primary and any obligation of any Other Indemnitor to advance expenses or to provide indemnification for the same Expenses or Losses incurred by Indemnitee are secondary), (b) if otherwise required pursuant to this Agreement, that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement, the Certificate, or the Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Other Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Other Indemnitors (other than any Controlled Affiliate or any insurance provider with respect to insurance paid for or provided by the Company or any Controlled Affiliate) from any and all claims against such Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors (other than any Controlled Affiliate or any insurance provider with respect to insurance paid for or provided by the Company or any Controlled Affiliate) on behalf of Indemnitee with respect to any Claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and such Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the

Company. The Company and Indemnitee agree that the Other Indemnitors (other than any Controlled Affiliate or any insurance provider with respect to insurance paid for or provided by the Company or any Controlled Affiliate) are express third party beneficiaries of the terms of this Section 15.
16.    More Favorable Terms. In the event the Company enters into an indemnification agreement with another director or officer, as the case may be, containing terms more favorable to the indemnitee thereof than the terms contained herein, Indemnitee will be afforded the benefit of such more favorable terms and such more favorable terms will be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution thereof, the Company will (a) send a copy of the agreement containing more favorable terms to Indemnitee, and (b) prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable terms.

17.    Binding Effect, Etc. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed void ab initio and not binding on such other parties. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other Enterprise at the Company's request.

18.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

19.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

20.    Submission to Jurisdiction. Any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, and each party consents to the non-exclusive jurisdiction and venue of such court (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

21.    Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, which delivery may be made by exchange of copies of the signature page by facsimile, portable document format (.pdf), or other electronic transmission.

22.    Notices. All Notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or, (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses:

If to the Company:    Centrus Energy Corp.
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817
Attention: General Counsel

If to the Indemnitee:    Centrus Energy Corp.
Attn: ____________________
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817

23.    Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Centrus Energy Corp.

By	_____________________________
Name:    Peter B. Saba

Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

_____________________________
Name:    (fill in name)